                                                                EXHIBIT 23
                                                                ----------



                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

To the Board of Directors
BayBanks, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-29515 and 33-52571) on Forms S-3 and in the registration statements (Nos. 333-00297, 33-1899, 33-11186, 33-64462, 33-65850 and 33-66012) on Forms
S-8 of Bank of Boston Corporation of our report dated January 18, 1996, with respect to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report has been incorporated by reference in the Bank of Boston Corporation and BayBanks, Inc. Joint Proxy Statement-Prospectus dated March 18, 1996.

                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                KPMG PEAT MARWICK LLP

Boston, Massachusetts
March 15, 1996